Exhibit 99.1

Friday, April 29, 2016

Company Press Release

Source: Salisbury Bancorp, Inc.

Salisbury Contact: Richard J. Cantele, Jr., President and Chief Executive Officer

860-435-9801 or rcantele@salisburybank.com

FOR IMMEDIATE RELEASE

SALISBURY BANCORP, INC. REPORTS RESULTS FOR FIRST QUARTER 2016; DECLARES 28 CENT DIVIDEND

Lakeville, Connecticut, April 29, 2016 /GlobeNewswire…..Salisbury Bancorp, Inc. (“Salisbury”), NASDAQ Capital Market: “SAL”, the holding company for Salisbury Bank and Trust Company (the “Bank”), announced results for its first quarter ended March 31, 2016.

Net income available to common shareholders was $1.5 million, or $0.55 per common share, for the first quarter ended March 31, 2016 (first quarter 2016), compared with $2.1 million, or $0.78 per common share, for the fourth quarter ended December 31, 2015 (fourth quarter 2015), and $2.2 million, or $0.81 per common share, for the first quarter ended March 31, 2015 (first quarter 2015).

Selected First Quarter 2016 Financial Highlights

•	Net Loans increased $29.8 million, or 4.3%, in the first quarter 2016 to $728.8 million versus the fourth quarter 2015 and increased $52.1 million, or 7.7% versus the first quarter 2015.
•	Wealth assets under management increased $51.9 million to $422.9 million, or 14.0%, from fourth quarter 2015 and have increased $38.3 million, or 10% versus first quarter 2015.
•	Book value per common share increased to $33.20 at March 31, 2016 from $33.13 at December 31, 2015, and $31.96 at March 31, 2015.
•	Tangible book value per common share increased to $27.84 at March 31, 2016 from $27.69 at December 31, 2015 and $26.33 at March 31, 2015.

Richard J. Cantele, Jr., President and Chief Executive Officer, stated, “The highlights of our first quarter performance are reflected in the noteworthy growth of our two primary revenue generating asset classes: our loan and wealth management portfolios. Net loan growth for the quarter was close to $30 million or 4%, and assets under management in our Trust and Wealth Advisory business grew by $52 million, or 14%. Our teams delivered excellent results despite an extremely competitive landscape.

The earnings for the quarter were down as compared to the fourth and first quarter 2015 primarily as the result of a lesser interest income benefit from the purchased loan portfolio, increased interest expenses related to our issuance of the subordinated debt offering last December, an increase in expenses related to adjustments from sold loans, and an increase in provision for loan losses as a result of the exceptional loan growth. Despite the lower earnings, our net interest margin, efficiency ratio, and return on assets continue to reflect solid core fundamentals, as we continue to profitably grow our bank and solidify our franchise.”

Net Interest Income

Tax equivalent net interest income for first quarter 2016 decreased $250,000, or 3.0%, versus fourth quarter 2015, and decreased $253,000 or 3.1%, versus first quarter 2015. Average earning assets decreased $3.2 million versus fourth quarter 2015, and increased $37.3 million versus first quarter 2015. Average total interest bearing deposits increased $3.7 million versus fourth quarter 2015 and increased $2.3 million versus first quarter 2015. The net interest margin of 3.79% decreased 9 basis points versus 3.88% for the fourth quarter 2015 and decreased 32 basis points versus 4.11% for the first quarter 2015.

Interest income for the first quarter reflects net accretion related to the fair value adjustments of loans acquired in the Riverside Bank acquisition in the amount of $443,000. The fourth quarter and first quarter of 2015 included similar adjustments of $691,000 and $650,000 respectively.

Non-Interest Income

Non-interest income for first quarter 2016 decreased $64,000 versus fourth quarter 2015 and decreased $212,000 versus first quarter 2015. Trust and wealth advisory revenues increased $29,000 versus fourth quarter 2015 and decreased $38,000 versus first quarter 2015. The first quarter increase is the result of an increase in assets under management and the year-over-year decrease is the result of fewer estate fees collected in first quarter 2016. Service charges and fees decreased $33,000 versus fourth quarter 2015 and decreased $1,000 versus first quarter 2015. The decreases were a result of lower fees due to decreased transactional volume, mainly attributable to interchange and loan documentation fees. Income from sales and servicing of mortgage loans decreased $12,000 versus fourth quarter 2015 and decreased $3,000 versus first quarter 2015 due to a decrease in servicing values as a result of a decline in the discount rate. First quarter 2016 mortgage loans sales totaled $1.8 million versus $2.0 million for fourth quarter 2015 and $2.1 million for first quarter 2015. First quarter 2016, fourth quarter 2015, and first quarter 2015 included mortgage servicing amortization and periodic impairment charges (net) of $71,000, $77,000, and $128,000, respectively. Gain on sale of securities for the first quarter 2016 totaled $2,000.  No gains were recognized in the fourth quarter of 2015, and gains in first quarter 2015 totaled $175,000. Other income includes bank owned life insurance income and rental income.

Non-Interest Expense

Non-interest expense for first quarter 2016 increased $497,000 versus fourth quarter 2015 and increased $5,000 versus first quarter 2015. Total compensation expense increased $33,000 versus fourth quarter 2015 mainly due to 401K and payroll taxes on the annual performance related compensation paid in March. The total compensation expenses year-over-year increase of $117,000 is mainly attributable to increased staffing levels and timing differences related to the 401K match and payroll taxes associated with the prior year’s performance related compensation.

Premises and equipment expense increased $37,000 versus fourth quarter 2015 and decreased $13,000 versus first quarter 2015. Fourth quarter 2015 benefited from year-end accrual adjustments, and the year-over-year decrease was related to lower fuel and utility costs.

Data processing increased $46,000 versus fourth quarter 2015 and decreased $27,000 versus first quarter 2015. The increase in expense was related to year-end processing and tax reporting. Tax preparation expenses totaling $18,000 were reclassified to consulting in 2016.

Professional fees decreased $128,000 versus fourth quarter 2015, and $270,000 versus first quarter 2015. Fourth quarter 2015 included third party imaging, special project audit fees, and year-end accrual adjustments. First quarter 2015 expenses included consulting and audit fees related to the Riverside merger.

Loan related expenses increased $184,000 versus fourth quarter 2015 and decreased $87,000 versus first quarter 2015. The increase was mainly due to a gain on sale of OREO in fourth quarter 2015 and the year-over-year decrease was mainly due to the write-downs associated with OREO properties in first quarter 2015.

Other expense increased $286,000 versus fourth quarter 2015 and increased $273,000 versus first quarter 2015 primarily as a result of expenses related to sold loans.

The effective income tax rates for first quarter 2016, fourth quarter 2015 and first quarter 2015 were 25.86%, 29.35% and 29.90%, respectively.

Loans

Net loans receivable increased $29.8 million during first quarter 2016 to $728.8 million at March 31, 2016, compared with $699.0 million at December 31, 2015, and increased $52.1 million compared with $676.7 million at March 31, 2015.

Asset Quality

Non-performing assets increased $0.5 million during first quarter 2016 to $16.8 million, or 1.9% of assets at March 31, 2016, from $16.3 million, or 1.8% of assets at December 31, 2015, and increased $1.9 million from $14.9 million, or 1.7% of assets, at March 31, 2015.

The amount of total impaired and potential problem loans increased to $30.6 million (4.17% of gross loans receivable) during first quarter 2016, compared to $27.1 million, or 3.85% of gross loans receivable at December 31, 2015, and decreased $0.3 million from $30.9 million, or 4.54% of gross loans receivable at March 31, 2015.

Accruing loans receivable 30-to-89 days past due increased $3.5 million during first quarter 2016 to $8.0 million, or 1.1% of gross loans receivable, from $4.5 million, or 0.6% of gross loans receivable at December 31, 2015, and increased $2.4 million versus March 31, 2015.

Provision for loan loss expense (benefit) for the quarter was $463,000 for first quarter 2016 versus $266,000 for fourth quarter 2015, and ($200,000) for first quarter 2015. Net loan charge-offs (recoveries) were $302,000 for the first quarter 2016, $209,000 for fourth quarter 2015 and ($24,000) for the first quarter 2015. Reserve coverage, as measured by the ratio of the allowance for loan losses to gross loans, was 0.80% for the first quarter 2016, versus 0.81% for fourth quarter 2015 and 0.76% for first quarter 2015.

Salisbury endeavors to work constructively to resolve its non-performing loan issues with customers. Substantially all non-performing loans are collateralized with real estate and the repayment of such loans is largely dependent on the return of such loans to performing status or the liquidation of the underlying real estate collateral.

Capital

Book value and tangible book value per common share increased $0.07 and $0.15, respectively, during first quarter 2016, to $33.20 and $27.84, respectively. Tangible book value excludes goodwill and core deposit intangibles.

Shareholders’ equity increased $0.8 million in first quarter 2016 to $91.4 million at March 31, 2016. Contributing to the increase in shareholders’ equity for first quarter 2016 was net income of $1.5 million, and a $0.1 million increase in common stock offset by common stock dividends paid of $0.8 million.

The Bank’s regulatory capital ratios remain in compliance with regulatory “well capitalized” requirements. At March 31, 2016, Salisbury’s tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 8.57%, 12.92%, and 10.69%, respectively. The Bank’s tier 1 leverage, total risk-based capital, and common equity tier 1 capital ratios were 9.51%, 12.53%, and 11.68%, respectively, compared with regulatory “well capitalized” minimums of 5.00%, 10.00%, and 6.5%, respectively. Risk based capital information for 2016 incorporates the implementation of Basel III.

First Quarter 2016 Dividends on Common Shares

The Board of Directors of Salisbury declared a $0.28 per common share quarterly cash dividend at their April 29, 2016 meeting. The dividend will be paid on May 27, 2016 to shareholders of record as of May 13, 2016.

Background

Salisbury Bancorp, Inc. is the parent company of Salisbury Bank and Trust Company, a Connecticut chartered commercial bank serving the communities of northwestern Connecticut and proximate communities in New York and Massachusetts, since 1848, through full service branches in Canaan, Lakeville, Salisbury and Sharon, Connecticut; Great Barrington, South Egremont and Sheffield, Massachusetts; and Dover Plains, Fishkill, Millerton, Newburgh, Poughkeepsie, and Red Oaks Mill, New York. The Bank offers a broad spectrum of consumer and business banking products and services as well as trust and wealth advisory services.

Forward-Looking Statements

This news release may contain statements relating to future results of Salisbury’s and the Bank’s future results that are considered “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and expectations of management as well as the assumptions and estimates made by management using information currently available to management. Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions, including among others: changes in market interest rates and general and regional economic conditions; changes in laws and regulations; changes in accounting principles; and the quality or composition of the loan and investment portfolios, technological changes and cybersecurity matters, and other factors that may be described in Salisbury’s quarterly reports on Form 10-Q and its annual report on Form 10-K, which are available at the Securities and Exchange Commission’s website (www.sec.gov) and to which reference is hereby made. Forward-looking statements made by Salisbury in this news release speak only as of the date they are made. Events or other facts that could cause Salisbury’s actual results to differ may arise from time to time and Salisbury cannot predict all such events and factors. Salisbury undertakes no obligation to publicly update any forward-looking statement unless as may be required by law.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)	March 31, 2016 (unaudited)	December 31, 2015
ASSETS
Cash and due from banks	$9,309	$14,891
Interest bearing demand deposits with other banks	22,194	47,227
Total cash and cash equivalents	31,503	62,118
Securities
Available-for-sale at fair value	79,034	76,694
Federal Home Loan Bank of Boston stock at cost	3,117	3,176
Loans held-for-sale	183	763
Loans receivable, net (allowance for loan losses: $5,877 and $5,716)	728,845	699,018
Bank premises and equipment, net	14,632	14,307
Goodwill	12,552	12,552
Intangible assets (net of accumulated amortization: $3,064 and $2,909)	2,183	2,338
Accrued interest receivable	2,451	2,307
Cash surrender value of life insurance policies	13,775	13,685
Deferred taxes	2,013	1,989
Other assets	1,516	2,245
Total Assets	$891,804	$891,192
LIABILITIES and SHAREHOLDERS' EQUITY
Deposits
Demand (non-interest bearing)	$192,184	$201,340
Demand (interest bearing)	122,814	125,465
Money market	192,357	183,783
Savings and other	126,214	119,651
Certificates of deposit	122,089	124,294
Total deposits	755,658	754,533
Repurchase agreements	2,620	3,914
Federal Home Loan Bank of Boston advances	27,031	26,979
Subordinated debt(1)	9,770	9,764
Note payable	365	376
Capital lease liability	420	422
Accrued interest and other liabilities	4,538	4,630
Total Liabilities	800,402	800,618
Shareholders' Equity
Common stock - $.10 per share par value
Authorized: 5,000,000;
Issued: 2,753,426 and 2,733,576	275	273
Unearned compensation - restricted stock awards	(529)	(110)
Paid-in capital	41,915	41,364
Retained earnings	48,662	47,922
Accumulated other comprehensive income, net	1,079	1,125
Total Shareholders' Equity	$91,402	90,574
Total Liabilities and Shareholders' Equity	$891,804	$891,192

(1) Net of issuance costs, which are capitalized and amortized as a component of interest expense over a period of 10 years.

Salisbury Bancorp, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Periods ended March 31,	Three months ended
(in thousands, except per share amounts)	2016	2015
Interest and dividend income
Interest and fees on loans	$7,925	$7,922
Interest on debt securities
Taxable	293	326
Tax exempt	286	390
Other interest and dividends	74	33
Total interest and dividend income	8,578	8,671
Interest expense
Deposits	508	444
Repurchase agreements	1	1
Capital lease	18	18
Note payable	5	—
Subordinated debt	156	—
Federal Home Loan Bank of Boston advances	231	282
Total interest expense	919	745
Net interest and dividend income	7,659	7,926
Provision (benefit) for loan losses	463	(200)
Net interest and dividend income after provision (benefit) for loan losses	7,196	8,126
Non-interest income
Trust and wealth advisory	784	822
Service charges and fees	730	731
Gains on sales of mortgage loans, net	39	94
Mortgage servicing, net	12	(40)
Gains on sales of available-for-sale securities, net	2	175
Other	117	114
Total non-interest income	1,684	1,896
Non-interest expense
Salaries	2,574	2,540
Employee benefits	1,088	1,005
Premises and equipment	895	908
Data processing	447	474
Professional fees	380	650
Collections, OREO and loan related	157	244
FDIC insurance	134	198
Marketing and community support	200	110
Amortization of core deposit intangibles	155	169
Other	810	537
Total non-interest expense	6,840	6,835
Income before income taxes	2,040	3,187
Income tax provision	528	953
Net income	$1,512	$2,234
Net income available to common shareholders	$1,512	$2,194

Basic earnings per common share	$0.55	$0.81
Diluted earnings per common share	0.55	0.80
Common dividends per share	0.28	0.28

Salisbury Bancorp, Inc. and Subsidiary

SELECTED CONSOLIDATED FINANCIAL DATA (unaudited)

At or for the three month periods ended
(in thousands, except per share amounts and ratios)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Total assets	$891,804	$891,192	$904,233	$860,794	$865,037
Loans receivable, net	728,845	699,018	687,719	677,726	676,734
Total securities	82,151	79,870	83,886	82,932	84,694
Deposits	755,658	754,533	761,479	720,734	724,910
FHLBB advances	27,031	26,979	26,928	28,033	28,403
Shareholders’ equity	91,402	90,574	105,450	104,104	103,211
Wealth assets under management	422,918	371,012	350,102	374,141	384,574
Non-performing loans	16,829	16,264	16,435	14,728	14,000
Non-performing assets	16,829	16,264	16,602	14,995	14,875
Accruing loans past due 30-89 days	7,995	4,499	2,486	2,796	5,564
Net interest and dividend income	7,659	7,928	7,897	7,793	7,926
Net interest and dividend income, tax equivalent	7,985	8,235	8,195	8,084	8,238
Provision (benefit) for loan losses	463	266	655	196	(200)
Non-interest income	1,684	1,748	1,769	1,900	1,896
Non-interest expense	6,840	6,343	6,202	6,540	6,835
Income before income taxes	2,040	3,068	2,809	2,957	3,187
Income tax provision	528	900	824	885	953
Net income	1,512	2,167	1,985	2,072	2,234
Net income available to common shareholders	1,512	2,129	1,945	2,032	2,194

Per share data
Basic earnings per common share	$0.55	$0.78	$0.71	$0.74	$0.81
Diluted earnings per common share	0.55	0.77	0.71	0.74	0.80
Dividends per common share	0.28	0.28	0.28	0.28	0.28
Book value per common share	33.20	33.13	32.72	32.26	31.96
Tangible book value per common share - Non-GAAP(1)	27.84	27.69	27.21	26.69	26.33

Common shares outstanding at end of period	2,753	2,734	2,734	2,731	2,729
Weighted average common shares outstanding, to calculate basic earnings per share	2,723	2,710	2,708	2,706	2,699
Weighted average common shares outstanding, to calculate diluted earnings per share	2,741	2,727	2,724	2,724	2,716

Profitability ratios
Net interest margin (tax equivalent)	3.79%	3.88%	3.91%	4.01%	4.11%
Efficiency ratio(2)	69.28	63.64	60.40	62.91	65.45
Non-interest income to operating revenue	18.01	18.06	18.25	19.51	17.84
Effective income tax rate	25.86	29.35	29.31	29.96	29.90
Return on average assets	0.68	0.94	0.87	0.94	1.03
Return on average common shareholders’ equity	6.68	9.34	8.64	9.26	10.22

Credit quality ratios
Net charge-offs to average loans receivable, gross	0.17%	0.12%	0.03%	0.19%	-0.01%
Non-performing loans to loans receivable, gross	2.29	2.31	2.37	2.16	2.05
Accruing loans past due 30-89 days to loans receivable, gross	1.09	0.64	0.36	0.41	0.82
Allowance for loan losses to loans receivable, gross	0.80	0.81	0.82	0.74	0.76
Allowance for loan losses to non-performing loans	34.92	35.15	34.43	34.35	37.02
Non-performing assets to total assets	1.89	1.82	1.84	1.74	1.72

Capital ratios
Common shareholders' equity to assets	10.25%	10.16%	9.89%	10.24%	10.08%
Tangible common shareholders' equity to tangible assets - Non-GAAP(1)	8.74	8.64	8.37	8.62	8.45
Tier 1 leverage capital	8.57	8.56	10.31	10.42	10.29
Total risk-based capital	12.92	13.51	13.90	14.22	13.65
Common equity tier 1 capital	10.69	11.17	10.74	11.01	10.50

(1) Refer to schedule labeled “Supplemental Information – Non-GAAP Financial Measures”.

(2) Calculated using SNL’s (publicly recognized resource of bank data) methodology, as follows: Noninterest expense before OREO expense, amortization of intangibles, and goodwill impairments as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains from securities transactions, litigation expenses, and one-time pension termination expenses.

Salisbury Bancorp, Inc. and Subsidiary

SUPPLEMENTAL INFORMATION – Non-GAAP Financial Measures (unaudited)

At or for the quarters ended
(in thousands, except per share amounts and ratios)	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015
Shareholders' Equity	$91,402	$90,574	$105,450	$104,104	$103,211
Less: Preferred Stock	—	—	(16,000)	(16,000)	(16,000)
Common Shareholders' Equity	91,402	90,574	89,450	88,104	87,211
Less: Goodwill	(12,552)	(12,552)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(2,183)	(2,338)	(2,496)	(2,657)	(2,821)
Tangible Common Shareholders' Equity	$76,667	$75,684	$74,402	$72,895	$71,838
Total Assets	$891,804	$891,192	$904,234	$860,794	$865,037
Less: Goodwill	(12,552)	(12,552)	(12,552)	(12,552)	(12,552)
Less: Intangible assets	(2,183)	(2,338)	(2,496)	(2,657)	(2,821)
Tangible Total Assets	$877,069	$876,302	$889,186	$845,585	$849,664
Common Shares outstanding	2,753	2,734	2,734	2,731	2,729

Book value per Common Share – GAAP	$33.20	$33.13	$32.72	$32.26	$31.96
Tangible book value per Common Share - Non-GAAP	27.84	27.69	27.21	26.69	26.33

Common Shareholders’ Equity to Assets – GAAP	10.25%	10.16%	9.89%	10.24%	10.08%
Tangible Common Shareholders’ Equity to Tangible Assets – Non-GAAP	8.74	8.64	8.37	8.62	8.45

Non-interest expense	$6,840	$6,343	$6,202	$6,571	$6,835
Less: Amortization of core deposit intangibles	(155)	(158)	(161)	(164)	(169)
Less: Foreclosed property expense	12	168	(27)	(131)	(148)
Less: Strategic initiatives	—	—	—	—	—
Operating expenses	$6,697	$6,353	$6,014	$6,276	$6,518
Net interest and dividend income, tax equivalent	$7,985	$8,235	$8,194	$8,084	$8,238
Non-interest income	1,684	1,748	1,769	1,900	1,896
Gains on securities, net	(2)	—	(6)	(11)	(175)
Operating revenue	$9,667	$9,983	$9,957	$9,973	$9,959
Efficiency Ratio less strategic initiatives	69.28%	63.64%	60.40%	62.91%	65.45%